Exhibit 10.24

Loan Agreement (Mid/Long Term)

No. (2009) Zhen Zhongyin Small/Medium Enterprise Jie Zi No.10035

Borrower: Shenzhen Bo Rou Industrial Co., Ltd.

Lender: Bank of China Shenzhen Branch

Main Contents:

The Lender will lend RMB40 million to the Borrower and the proceeds will be used for cash flow and fixed assets. The term of the loan is 36 months commencing from the actual drawdown date. The interest rate is floating 10% above the interest rate for one to three years loan promulgated the People’s Bank of China and determined every three months. The interest will be paid on a monthly basis. The Borrower needs to repay the loan in installments, which are RMB 1 million each month from August 15th, 2011 to July 15th, 2012, and then RMB 8 million on and before August 5th, 2012, and RMB20 million will be repaid upon the expiration of the loan. If the Borrower wishes to repay the loan early, it needs to notify the Lender in writing 30 days in advance, and the Lender has the right to charge 2% of the early repaid amount to cover the loss of the interest.

Drawdown. The Borrower shall drawdown all the amount of the loan within 180 days from August 1st, 2009.

Method of the Security. the guaranty provided for the loan is third parties’ guaranty and mortgage.

Insurance. The Borrower shall insure any projects, equipment and transportation under this contract with an insurance company approved by the Lender, and provide the insurance policy to the Lender within 30 days after this contract becomes effective. The insurance payment shall be used for repayment of this loan and the interest first.

Penalty interest. The Borrower will be charged penalty interest that is 50% of the normal interest under the contract if it fails to repay the loan on time. The Borrower will be charged penalty interest that is 100% of the normal interest under the contract if it does not use the proceeds into the purpose specified in the contract.

Other Charge. The Borrower will be charged RMB 1.2 million, of which RMB 400,000 is payable every year before August 30th.

Headings of the articles omitted:

  Dispute Resolution
  Representations and Warranties
  Effectiveness, Amendment, Termination of the Contract
  Reservation of Rights
  Event of Default
  Miscellaneous
Signature

August 5th , 2009